UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 26, 2009

Cytomedix, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

416 Hungerford Drive, Suite 330, Rockville, Maryland 20850
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 12, 2009, Cytomedix, Inc., a Delaware corporation (“Cytomedix” or “the Company”), filed a Current Report on Form 8-K in connection with the initial closing of the registered direct offering of its securities (the “Original 8-K”).  The Original 8-K disclosures, including various form documents in connection with the offering, are incorporated herein by reference.  On August 26, 2009, the Company entered into additional securities purchase agreements with investors to raise gross proceeds of approximately $420,000, before placement agent’s fees and other offering expenses. In connection with this second and final investment in the Company, Cytomedix will issue to the investors 950,003 shares of its common stock and warrants to purchase 475,004 shares of common stock. This final closing is expected to take place on or about August 31, 2009 subject to the satisfaction of customary closing conditions.  Proceeds from the transaction will be used for general corporate purposes.

The offering was made pursuant to a shelf registration statement on Form S-3 (SEC File No. 333-147793, the base prospectus originally filed with the SEC on December 3, 2007), as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on August 12, 2009.

Item 8.01 Other Events.

On August 27, 2009, the Company issued a press release announcing the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Warrant (1)
5.1	Opinion of Cozen O’Connor (1)
10.1	Form of Securities Purchase Agreement (1)
23.1	Consent of Cozen O’Connor (1).
99.1	Press Release dated August 27, 2009.
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(1)	Incorporated by reference herein from the Company’s Current Report on Form 8-K filed on August 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin Rosendale
Martin Rosendale
Chief Executive Officer
Date:  August 27, 2009